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                                                                    EXHIBIT 10.3

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of June 8, 1998 (the "Agreement"), is entered into by and among ASIAINFO HOLDINGS, INC. a Delaware corporation ("DELCORP") and ASIAINFO HOLDINGS, INC., a Texas corporation ("TEXCORP").

                                   Recitals

     A. The respective Boards of Directors of TEXCORP and DELCORP have approved the business combination transaction provided for herein in which TEXCORP would merge with and into DELCORP (the "Merger") on the terms and subject to the conditions set forth in this Agreement in order to change TEXCORP's place of organization from Texas to Delaware.

     B. Pursuant to the Merger, each issued and outstanding share of TEXCORP Stock (as defined below) will be converted into the right to receive the Merger Consideration (as defined below).

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   Agreement

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

                            ARTICLE I - DEFINITIONS

     Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement.

     "Closing" has the meaning set forth in Section 2.02.

     "Closing Date" has the meaning set forth in Section 2.02.

     "DELCORP Common Stock" means shares of the ASIAINFO HOLDINGS, INC.'s, a Delaware Corporation, Common Stock, $.01 par value.

     "DELCORP Preferred Stock" means shares of ASIAINFO HOLDINGS, INC.'s, a Delaware Corporation, Preferred Stock, $.01 par value.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Effective Time" has the meaning set forth in Section 2.03.
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     "Merger Consideration" means, in respect of each share of (i) TEXCORP
Common Stock, the right to receive one (1) fully-paid and nonassessable share of DELCORP Common Stock; and (ii) TEXCORP Preferred Stock, the right to receive one
(1) fully paid and nonassessable share of DELCORP Preferred stock.

     "Surviving Corporation" means, upon effectiveness of the Merger, DELCORP.

     "TBCA" means the Texas Business Corporation Act, as amended.

     "TEXCORP Common Stock" means ASIAINFO HOLDINGS, INC.'s, a Texas Corporation, Common Stock, $.01 par value.

     "TEXCORP Preferred Stock" means ASIAINFO HOLDINGS, INC.'s, a Texas Corporation, Preferred Stock, $.01 par value.

                            ARTICLE II - THE MERGER

     2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and TBCA, TEXCORP shall be merged with and into DELCORP at the Effective Time of the Merger. Following the Merger, the separate corporate existence of TEXCORP shall cease and DELCORP shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of TEXCORP in accordance with the DGCL and TBCA.

     2.02 Closing. The Closing of the Merger (the "Closing") will take place at TEXCORP's principal office at 10:00 a.m. on the date hereof or another a date to be mutually agreed upon between the parties (the date of the Closing being referred to herein as the "Closing Date"). At the Closing (a) the Certificates required by Article III shall be delivered, (b) the appropriate officers of TEXCORP and DELCORP shall execute and acknowledge the Certificate of Merger (as described below), and (c) the parties shall take such further action as is required to consummate the transactions described in this Agreement and the Certificate of Merger.

     2.03 Effective Time.  As soon as practicable on or after the Closing
Date, the parties shall file a certificate of merger substantially in the form of Exhibit A hereto (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and TBCA and shall make all other filings or recordings required under the DGCL and TBCA. The Merger shall become effective upon the last to occur of the filing of the Certificate of Merger with the Delaware Secretary of State or the Texas Secretary of State (the time the Merger becomes effective being the "Effective Time" of the Merger).

     2.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 5.06 of the TBCA.

     2.05 Certificate of Incorporation and By-laws.

          (a) The Certificate of Incorporation of DELCORP as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of DELCORP as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

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     2.06 Directors.  The directors of TEXCORP at the Effective Time of the
Merger shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     2.07 Officers. The officers of TEXCORP at the Effective Time of the Merger shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                ARTICLE III - EFFECT OF MERGER ON CAPITAL STOCK
                   OF THE PARTIES; EXCHANGE OF CERTIFICATES

     3.01 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of TEXCORP or any shares of capital stock of DELCORP the following shall occur:

          (a) Conversion of TEXCORP Stock. Each share of TEXCORP Common and Preferred Stock issued and outstanding as of the Effective Time of the Merger shall be converted into the right to receive the Merger Consideration. As of the Effective Time of the Merger, all shares of TEXCORP Common and Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of TEXCORP Common or Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in exchange therefor.

          (b) Cancellation of Treasury Stock. All shares of TEXCORP Common and Preferred Stock, if any, that are owned as treasury stock as of the Effective Time of the Merger shall be canceled and retired and shall cease to exist and no capital stock of DELCORP or other consideration shall be delivered in exchange therefor.

          (c) DELCORP Stock Held by TEXCORP. All shares of DELCORP capital stock, if any, owned by TEXCORP immediately before the Effective Time shall, by virtue of the Merger and as of the Effective Time, cease to exist and all certificates representing such shares shall be surrendered by TEXCORP for cancellation.

     3.02 Exchange of Certificates; Payment of Merger Consideration. Each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented issued and outstanding shares of TEXCORP Common or Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section
3.01 shall surrender such Certificates for cancellation to DELCORP, duly executed, and immediately following the Effective Time. DELCORP shall issue to such holder in exchange therefor a certificate representing the number of shares of DELCORP Common or Preferred Stock that such holder has the right to receive pursuant to the provisions of Section 3.01. Upon payment of the Merger Consideration, the Certificates so surrendered shall forthwith be canceled.

     3.03 Shareholder Approval. To the extent required under the TBCA and DGCL, each party, acting through its respective Board of Directors, shall as soon as practicable after the date hereof, duly call, prepare and give written notice of, convene and hold a special meeting of its shareholders for the purpose of considering and taking action upon this Agreement and all transactions contemplated hereby; provided, however, that such shareholder action may be taken pursuant to a written consent in lieu of a special meeting.

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     3.04 Fees and Franchise Taxes. DELCORP shall be responsible for the payment of all fees and franchise taxes and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                        [Signatures on Following Page]

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     EXECUTED  as of the date first written above.

                                   DELCORP:

                                   ASIAINFO HOLDINGS, INC.
                                   a Delaware corporation


                                   By:  /s/ Edward S. Tian
                                        ------------------------------
                                        EDWARD S. TIAN, President


                                   TEXCORP:

                                   ASIAINFO HOLDINGS, INC.
                                   a Texas corporation


                                   By:  /s/ Edward S. Tian
                                        ------------------------------
                                        EDWARD S. TIAN, President

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